Exhibit 99.1

Mohegan Tribal Gaming Authority

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Slot Win Contributions (4)	Weighted Average Number of Slot Machines (5)
October-03	$812,478,659	$68,301,160	8.41%	$17,075,290	6039
November-03	831,655,142	66,729,665	8.02%	16,682,416	6182
December-03	817,805,454	66,080,831	8.08%	16,520,208	6220
January-04	809,211,488	64,532,845	7.97%	16,133,211	6245
February-04	841,224,710	68,822,940	8.18%	17,205,735	6248
March-04	828,223,119	67,539,794	8.15%	16,884,949	6252
April-04	852,949,553	70,540,039	8.27%	17,635,010	6252
May-04	887,773,437	71,643,079	8.07%	17,910,770	6252
June-04	837,643,964	66,559,993	7.95%	16,639,998	6252
July-04	971,316,420	78,469,540	8.08%	19,617,385	6252
August-04	930,183,853	72,423,414	7.79%	18,105,854	6250
September-04	873,953,919	71,169,073	8.14%	17,792,268	6252

Fiscal Year 2004	$10,294,419,718	$832,812,373	8.09%	$208,203,094

October-02	$755,336,012	$59,917,595	7.93%	$14,979,399	6201
November-02	790,469,893	61,769,045	7.81%	15,442,261	6201
December-02	799,064,535	62,112,276	7.77%	15,528,069	6201
January-03	755,983,685	56,914,049	7.53%	14,228,512	6201
February-03	704,911,367	56,260,649	7.98%	14,065,162	6201
March-03	820,155,889	67,485,001	8.23%	16,871,250	6164
April-03	768,893,246	63,787,752	8.30%	15,946,938	6125
May-03	845,057,812	70,125,219	8.30%	17,531,305	6117
June-03	823,576,764	65,616,941	7.97%	16,404,235	6073
July-03	863,751,158	72,768,856	8.42%	18,192,214	6039
August-03	925,318,977	75,807,891	8.19%	18,951,973	6039
September-03	801,846,779	64,076,444	7.99%	16,019,111	6039

Fiscal Year 2003	$9,654,366,117	$776,641,718	8.04%	$194,160,429

(1)	“Slot Handle” is defined as the total amount of coins, tokens, credits or currency placed into slot machines by patrons to play slot machines.
(2)	“Gross Slot Win,” sometimes referred to by the Authority as gross slot revenues, is defined as all amounts played in slot machines reduced by both (a) the winnings paid out and (b) all amounts deposited by the Authority into the slot machines to ensure sufficient coins in each machine to pay out the winnings.
(3)	“Gross Slot Hold Percentage” is defined as the percentage of Slot Handle that is held by the slot machines played by patrons. Slot Hold Percentage is derived by dividing Gross Slot Win by Slot Handle.
(4)	“Slot Win Contributions” is defined as the portion of Gross Slot Win that must be paid to the State of Connecticut on a monthly basis. For each 12-month period commencing July 1, 1995, the contribution is the lesser of (a) 30% of Gross Slot Win, or (b) the greater of (i) 25% of Gross Slot Win or (ii) $80.0 million.
(5)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.